UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2007

GENEREX BIOTECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25169	98-0178636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

33 Harbour Square, Suite 202, Toronto, Ontario Canada		M5J 2G2
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On April 16, 2007, David E. Wires notified Generex Biotechnology Corporation (the “Company”) of his intention not to stand for re-election as a director at the Company’s annual meeting of the stockholders, currently scheduled for May 29, 2007 (the “Annual Meeting”).

On or about March 15, 2007, Mindy J. Allport-Settle notified the Company of her intention not to stand for re-election as a director at the Company’s Annual Meeting.

On April 19, 2007, the Board of Directors of the Company (including a majority of the independent directors) approved the nomination of Nola Masterson to stand for election as a director nominee at the Annual Meeting and determined that, upon her election to the Board, Ms. Masterson will be independent under applicable requirements of NASDAQ.

Ms. Masterson, age 60, has consented to stand for election at the Annual Meeting. Ms. Masterson’s business experience is as follows: Since 1982, she has been the chief executive officer of Science Futures Inc., an investment and advisory firm. Ms. Masterson is currently Managing Member and General Partner of Science Futures LLC, I, II and III, which are venture capital funds invested in life science funds and companies. She also serves as a Senior Advisor to TVM Techno Venture Management, an international venture capital company, and as a member of the Board of Directors of Repros Therapeutics Inc., a development stage biopharmaceutical company formerly known as Zonagen, Inc. (currently trading on The NASDAQ Global Market under the symbol “RPRX”). Ms. Masterson was the first biotechnology analyst on Wall Street, working with Drexel Burnham Lambert and Merrill Lynch, and is a co-founder of Sequenom, Inc., a genetic analysis company located in San Diego and Hamburg, Germany. She also started the BioTech Meeting in Laguna Nigel, CA, the annual Biopharmaceutical Conference in Europe, and was nominated to the 100 Irish American Business List in 2003. Ms. Masterson began her career at Ames Company, a division of Bayer, and spent eight years at Millipore Corporation in sales and sales management. Ms. Masterson has 31 years of experience in the life science industry. She received her Masters in Biological Sciences from George Washington University, and continued Ph.D. work at the University of Florida.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION

Date: April 20, 2007	By:	/s/ Rose C. Perri
Chief Operating Officer and Chief Financial Officer (principal financial officer)